Exhibit 99.906CERT
Exhibit (b)

SECTION 906 CERTIFICATION

In connection with the filing by RMR Real Estate Income Fund (the “registrant”) of the report on Form N-CSR for the year ended December 31, 2019 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:    /s/ Fernando Diaz
Fernando Diaz
President

Date:    February 25, 2020

By:    /s/ Brian E. Donley
Brian E. Donley
Treasurer and Chief Financial Officer

Date:    February 25, 2020